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                                                      REGISTRATION NO. 33-
                     POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION NO. 33-60677
________________________________________________________________________________
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               EXXON CORPORATION

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

                       NEW JERSEY                                                13-5409005
              (STATE OR OTHER JURISDICTION                                    (I.R.S. EMPLOYER
           OF INCORPORATION OR ORGANIZATION)                                IDENTIFICATION NO.)

                             5959 LAS COLINAS BLVD.
                                 IRVING, TEXAS
                                   75039-2298
                                 (972) 444-1000

              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                             W.B. COOK, CONTROLLER
                               EXXON CORPORATION
                             5959 LAS COLINAS BLVD.
                                 IRVING, TEXAS
                                   75039-2298
                                 (972) 444-1000

           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------


                        CALCULATION OF REGISTRATION FEE

                                                                                      PROPOSED
                                                                   PROPOSED           MAXIMUM
                                                                   MAXIMUM           AGGREGATE         AMOUNT OF
 TITLE OF EACH CLASS OF SECURITIES TO BE      AMOUNT TO BE      OFFERING PRICE        OFFERING        REGISTRATION
               REGISTERED                      REGISTERED         PER SHARE*           PRICE*             FEE
Common Stock, no par value...............      15,000,000         $58.5625          $878,437,500      $266,193.18

* Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based upon the average of the high and low prices reported in the consolidated reporting system on May 19, 1997.
                            ------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
     PURSUANT TO RULE 429, THE PROSPECTUS CONTAINED HEREIN ALSO RELATES TO COMMON STOCK REGISTERED UNDER FORM S-3 REGISTRATION STATEMENT NO. 33-60677. THIS REGISTRATION STATEMENT IS A NEW REGISTRATION STATEMENT AND ALSO CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 33-60677. APPROXIMATELY 8,000,000 SHARES REMAIN AVAILABLE ON A SPLIT-ADJUSTED BASIS UNDER THE PRIOR REGISTRATION STATEMENT, FOR WHICH SHARES A REGISTRATION FEE OF APPROXIMATELY $94,914 WAS PAID.

________________________________________________________________________________

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                  SUBJECT TO COMPLETION, DATED MAY 20, 1997

                                  [EXXON LOGO]

                         [LOGO: running tiger profile]

Shareholder Investment Program

Exxon Corporation ('Exxon' or the 'Corporation') offers you the opportunity to participate in its Shareholder Investment Program (the 'Program'). The Program lets you: purchase shares of Exxon's Common Stock with no commission; reinvest all or a portion of your cash dividends in additional shares; and deposit share certificates for safekeeping. See 'Important Considerations' and 'Terms of the Program'.

The First National Bank of Boston ('Bank of Boston') is the Administrator for the Program. At present, the Administrator purchases all Program shares in the open market (New York Stock Exchange) and the Corporation does not receive any proceeds. The Administrator may also purchase Program shares in privately negotiated transactions or, if the Corporation chooses, from the Corporation. The closing price of the Common Stock on May 19, 1997, as shown on the New York Stock Exchange consolidated tape, was $59 1/8 per share.

This prospectus covers approximately 23,000,000 shares of Common Stock, no par value.

Program shares are offered through Credit Suisse First Boston Corporation to persons not presently Exxon shareholders.


Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

____________, 1997

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The Exxon Shareholder Investment Program

HIGHLIGHTS

Following are some of the convenient features of the Program. Refer to "Important Considerations" and "Terms of the Program" for more complete information. Please read this entire prospectus carefully.

Buy With No Commissions

With the Exxon Shareholder Investment Program, you don't need to call a stockbroker. Exxon pays the commissions on all Program purchases. You can make purchases in a variety of ways, including by check, automatic deduction or dividend reinvestment. Your investment dollars will be fully used to purchase Exxon shares.

Open an Account for Only $250

If you are not an Exxon shareholder, you can enroll in the Program with an initial cash investment of only $250. If you are already an Exxon shareholder, you can enroll with a $250 cash investment, by depositing your Exxon shares for safekeeping, or by choosing to reinvest dividends on some or all of your Exxon shares.

Make Additional Investments With as Little as $50

Once enrolled, you can make additional investments as small as $50. Since you pay no commissions, your full investment goes to the purchase of Exxon shares. You can also elect to have additional investments deducted directly from your bank account once a month. The maximum cash investment is $200,000 per calendar year.

Invest Weekly

You can invest as frequently as weekly and you can vary the amount you invest.

Reinvest Dividends Automatically

You can choose to have all or part of the dividends paid on your Exxon shares automatically reinvested in additional shares.

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Receive Dividends by Direct Deposit

If you elect not to reinvest dividends, you can have dividends deposited directly into your bank account by electronic transfer on the dividend payment date.


Deposit Certificates for Safekeeping

You can protect your Exxon share certificates from loss, theft or damage by depositing your shares for safekeeping. If you want new certificates sent to you, we'll do so at your request.

Invest in an IRA

The Bank of Boston offers an Individual Retirement Account (IRA) that invests in Exxon shares through the Program. This account is available for new contributions and for rollovers. For more information on this service, including an IRA Disclosure Statement and enrollment materials, call the toll-free number below. The Bank charges additional fees for IRAs.

Make Gifts of Exxon Stock

You can make gifts or transfers of Exxon shares at no charge. A Program account will be opened for the recipient and you can also request a special gift certificate.

TOLL-FREE INFORMATION

If you have questions about the Program or need assistance or information about other shareholder matters, call Exxon Shareholder Services toll-free at:
1-800-252-1800

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Exxon Shareholder Investment Program    Prospectus


IMPORTANT CONSIDERATIONS

The purpose of the Program is to provide useful services for Exxon shareholders. We are not recommending that you should buy or sell Exxon shares. You should only use the Program after you have independently researched and made your investment decision.

The value of Exxon shares may go up or down from time to time. We give no assurance as to whether or at what rate Exxon will continue to pay dividends. Program accounts are not insured by the Securities Investor Protection Corporation, the Federal Deposit Insurance Corporation, or anyone else.

TERMS OF THE PROGRAM

ADMINISTRATION

The Bank of Boston (the 'Administrator') administers the Program. To contact the Administrator, write to:

        Exxon Shareholder Investment Program
        P.O. Box 8033
        Boston, MA 02266-8033

or call (800) 252-1800 toll free. From outside the U.S., call (617) 575-2058 collect. You can also contact the Administrator by e-mail and facsimile. The e-mail address is http://www.equiserve.com. The fax number is available on request.

The Administrator currently serves as transfer agent, registrar and dividend paying agent for the Corporation and may have other business relationships with the Corporation from time to time. The Administrator also sponsors the Program IRA.

ELIGIBILITY

Any U.S. person or entity can participate in the Program by fulfilling the requirements described below under 'Enrollment Procedures'. A citizen or resident of a country other than the United States is also eligible if participation would not violate local laws applicable to you or to Exxon.

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ENROLLMENT PROCEDURES

First, read this propectus carefully. Then, if you are eligible and want to enroll in the Program, complete and sign an Enrollment Form and return it to the Administrator. In order to participate in the Program, you must either (1) deposit one or more share certificates with the Administrator for safe-keeping (including by transfer from a broker); (2) elect to reinvest cash dividends paid on at least one whole share; or (3) make an initial cash investment of at least $250 (and not more than $200,000). Participation in the Program begins after the Administrator reviews and approves your forms and receives your funds or securities.

INVESTMENT DATES

A new investment period begins on each Investment Date. The 'Investment Dates' are Thursday of each calendar week or, if financial markets in New York City are not open for business on Thursday, the next day on which the markets are open.

INITIAL AND OPTIONAL INVESTMENTS

Initial investments must be at least $250 except for eligible Exxon employees and retirees investing through payroll or annuity deduction. Optional investments must be at least $50 for any single investment. The total amount of initial and optional investments can not be more than $200,000 in any calendar year, not counting IRA rollovers and qualified plan distributions.

Investments can be made as follows and by any other means the Administrator accepts:

Personal check or money order payable to 'BKB-Exxon' and returned to the Administrator with a Cash Investment and Other Transaction Form (detachable copy included with each statement of account sent to participants). Do not send cash.

Automatic Monthly Investment. You can automatically invest a specified monthly amount (not less than $50) deducted directly from a U.S. bank account by completing an Automatic Monthly Investment Form and returning it to the Administrator. Funds will be transferred from your account on the business day before the last Investment Date of each month. You can change or stop automatic monthly investments by completing and returning a new Automatic Monthly Investment Form or otherwise giving written instructions

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Exxon Shareholder Investment Program    Prospectus


to the Administrator. To be effective for a particular month, the Administrator must receive instructions for automatic monthly investments before the last business day of the prior month.

Payroll and Annuity Deduction. Eligible employees and retirees of Exxon or one of its subsidiaries may invest specified amounts (not less than $50 per month) by completing and returning a Payroll or Annuity Deduction Authorization Form. An Exxon employee must be paid through a U.S. payroll and an Exxon retiree must receive annuity payments from a U.S. benefits office.

Exxon will make deductions from each payroll or annuity check during the month and will promptly forward the funds to the Administrator. The Administrator will invest these funds in Exxon shares once a month beginning on the first Investment Date. If you use this investment option, you should recognize that, depending on the pay date, funds deducted from your check may not be invested for several weeks.

Eligible employees and retirees may satisfy the requirement for an initial investment by initiating payroll or annuity deduction at the time of enrollment.

Wire transfer. Contact the Administrator for instructions. You may be charged fees by the institution initiating the wire transfer.

OTHER INVESTMENT INFORMATION

The Administrator must receive your funds by 12:00 p.m. (Noon) Eastern time on the business day before an Investment Date to begin investing on that Investment Date. Funds received later are held until the next investment period. No interest is paid on amounts held by the Administrator pending investment. Accordingly, you should transmit funds to the Administrator shortly before the deadline. All investments must be in U.S. dollars and are subject to collection by the Administrator of full face value.

The Administrator will cancel or return your investment if the Administrator receives your written request two or more business days before the Investment Date. However, refunds of a check or money order will only be made after the Administrator actually receives the funds.

There is a $20 charge for each check, electronic funds transfer, or other investment that is rejected due to insufficient funds. By enrolling in the Program, you authorize the Administrator to deduct this charge from your Program account.

REINVESTING CASH DIVIDENDS

You can reinvest cash dividends paid on all or some of your Exxon shares by making an election on the Enrollment Form. You can also change reinvestment levels at any time by contacting the Administrator. To be effective for a particular dividend, the Administrator must receive reinvestment instructions on or before the record date for the dividend.

If you elect reinvestment, cash dividends paid on your certificated and on your book-entry Exxon shares will be used to purchase additional Exxon shares. Certificated shares are shares registered in your name and held in certificate form. Book-entry shares are shares held in the custody of the Administrator for your Program account.

If you specify partial or no reinvestment, cash dividends not reinvested will be sent to you by check or direct deposit.

DIRECT DEPOSIT

You can have any cash dividends not being reinvested deposited directly to your bank account by completing a Direct Dividend Deposit Authorization Form and returning it to the Administrator. You can change deposit accounts or stop direct deposit by completing and returning a new Direct Dividend Deposit Authorization Form or otherwise giving written instructions to the Administrator. To be effective for a particular dividend, the Administrator must receive instructions for direct deposit before the record date for the dividend.

SHARE SAFEKEEPING

You can deposit Common Stock certificates with the Administrator for safekeeping. To do so, send your Exxon share certificates to the Administrator by registered, insured mail together with a properly completed Enrollment Form, Cash Investment and Other Transaction Form, or other written instructions. The share certificates should not be endorsed. Safekeeping shares will be transferred into the name of the Administrator or its nominee and held for you in book-entry form. The deposit of certificates for safekeeping does not affect dividend reinvestment.

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Exxon Shareholder Investment Program    Prospectus


GIFT/TRANSFER OF SHARES

You can make gifts or transfer ownership of shares held in your Program account by completing a Gift/Transfer Form and returning it to the Administrator. These requests must meet the same requirements as for the transfer of Common Stock certificates, including the requirement of a Medallion signature guarantee on the form. If the recipient is not already a Program participant, the Administrator will open an account in the recipient's name. The recipient will receive a Program prospectus and a statement showing the number of shares held in the recipient's Program account. Gift certificates are also available on request to the Administrator.

TRANSFERING SHARES FROM A BROKER

Shares held in 'street name' through a broker or other agent can be transferred to your Program account by completing and returning to the Administrator a Broker Transfer Form. The Administrator will contact the agent holding the shares and initiate the transfer.

SHARE CERTIFICATES

Shares purchased through the Program will be held in safekeeping in book-entry form by the Administrator in its name or the name of its nominee. You can get a new certificate for all or some of the whole Exxon shares in your Program account by completing the appropriate portions of a Cash Investment and Other Transaction Form and returning it or otherwise providing instructions to the Administrator. The Administrator will continue to hold any remaining whole or fractional Program shares. The issuance of a certificate for Program shares does not affect dividend reinvestment. Shares of stock held by the Administrator in your Program account may not be pledged or assigned except through the gift/transfer procedure.

SELLING SHARES

You can sell any number of whole shares held in your Program account by completing the appropriate portions of a Cash Investment and Other Transaction Form and returning it or otherwise providing written instructions to the Administrator. Sales begin on the first Investment Date after receipt of the request. Sale proceeds, less an administrative charge of $5 and applicable brokerage commissions (currently approximately $.10 per share), are paid by check. A request to sell all shares in your account will close your account. Sale requests received on or after the fifth business day before a dividend payment date will be processed after giving effect to any dividend reinvestment.


7




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CLOSING A PROGRAM ACCOUNT

You can close a Program account at any time by completing the appropriate portions of a Cash Investment and Other Transaction Form and returning it or otherwise providing written instructions to the Administrator. The Administrator will issue and mail to you a certificate for all whole shares in the account, or you can specify that all (but not less than all) whole book-entry shares be sold. The administrator will handle the sale as described in the "Selling Shares" section. The cash value of any fractional interest in a closed account will be paid to you by check. After an account is closed, you can not make further investments through the Program without re-enrolling.

Instructions to close an account received on or after the fifth business day before a dividend payment date will be processed after giving effect to any dividend reinvestment.

SOURCE AND PRICE OF SHARES

The Administrator may purchase or sell shares in the open market or in privately negotiated transactions on terms and conditions acceptable to it. At present, the Administrator purchases and sells shares in the open market (New York Stock Exchange).

Shares purchased or sold for a particular investment period are credited to your account at the weighted average price per share of all shares purchased or sold for that investment period. The Corporation pays any commissions on the purchase of shares, but you will be charged a $5 administrative fee and commissions on sales.

The Administrator may purchase shares from or sell shares to the Corporation if the Corporation so chooses. The price of any shares purchased from or sold to the Corporation will be the average of the high and low sale prices reported on the New York Stock Exchange consolidated tape for the day of the transaction.

The Administrator may combine your funds with those of other participants for the purpose of making purchases and may offset purchases of shares against sales of shares under the Program for the same investment period, resulting in a net purchase or sale of shares. The Administrator undertakes to purchase or sell shares as soon as practicable beginning on the relevant Investment Date and in no event later than 30 days (in the case of dividend reinvestment) or 35 days (in the case of initial or optional investments) after the relevant Investment Date, except as necessary under securities laws or other government or stock exchange regulations.

                                                                               8




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Exxon Shareholder Investment Program    Prospectus

The Administrator may begin purchasing shares for dividend reinvestment in advance of the dividend payment date. Dividend and voting rights on purchased shares begin on settlement.


REPORTS

You will receive each quarter a statement showing the amount invested; the purchase price; the number of shares purchased, deposited, sold, transferred, or withdrawn; the total number of shares accumulated; and other information. The Administrator may omit the statement for a quarter if there is no change in your account that quarter. The quarterly statement consolidates your book-entry and certificated shares. You should retain these statements for income tax and other purposes. Replacement statements are available on request from the Administrator.

The Administrator sends a transaction statement promptly after each investment, deposit, sale or transfer, except that direct deposit of dividends and automatic monthly investments are not individually confirmed. The Administrator also sends communications sent to all other record holders of Common Stock.

All notices, statements and reports will be addressed to you at the latest address on record with the Administrator. Address changes may be made in writing or by telephone but must be received before the record date for a dividend in order for the dividend check and quarterly information to be mailed to the new address.

MISCELLANEOUS

Stock Split or Stock Dividend. Unless the Corporation chooses another method of distribution, stock dividends or split shares distributed on your certificated shares will be sent to you in certificate form. Stock dividends or split shares on your book-entry shares will be added to your book-entry account.

If you have elected partial dividend reinvestment, the Administrator will adjust your election so that you continue to receive cash dividends on approximately the same percentage of your Exxon shares as before the split.

Voting. You can vote shares held in your Program account in person or by the proxy card sent to you.



9




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Limitation of Liability. The Corporation, the Administrator and their representatives are not liable for good faith acts or omissions in administering the Program. This includes any claim of liability based on the prices or times at which shares are purchased or sold; any change in the market price of shares; or any failure to terminate an account prior to receipt of appropriate notice (such as notice of a participant's death). This is not a waiver of any rights you may have under securities laws.

Termination. The Corporation may suspend or terminate the Program at any time in whole or in part, or may terminate the participation of any participant. For example, it is currently the Corporation's practice to close the account of any participant who does not own at least one whole book-entry or certificated share of record. Notice of suspension or termination will be sent to you if you are affected. Upon any termination of the Program or of any participant, certificates for any whole book-entry shares will be issued and mailed to the participant. The cash value of any fractional interest in the account will be paid by check.

Amendment; Interpretation. The Corporation may amend or modify the Program in whole or in part from time to time. Copies of the most recent prospectus, including current Program terms and conditions, are available from the Administrator and at Exxon's web site (http://www.exxon.com). Notice of material amendments or modifications will be mailed to you if you are affected. The Corporation retains the sole right to interpret the terms of the Program and to resolve questions that arise in its application.

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Exxon Shareholder Investment Program    Prospectus


THE CORPORATION

Exxon Corporation, the issuer of the Common Stock offered by this prospectus, was incorporated in the State of New Jersey in 1882. The Corporation's principal executive office is located at 5959 Las Colinas Blvd., Irving, Texas 75039-2298, and its telephone number is (972) 444-1000.

Divisions and affiliated companies of the Corporation operate or market products in the United States and more than 100 other countries. Their principal business is energy, involving exploration for, and production of, crude oil and natural gas, manufacturing of petroleum products, and transportation and sale of crude oil, natural gas and petroleum products. Exxon Chemical Company, a division of the Corporation, is a major manufacturer and marketer of petrochemicals. The Corporation and its affiliates are engaged in exploration for, and mining and sale of, coal and other minerals. The Corporation also has an interest in electric power generation in Hong Kong. Affiliates of the Corporation conduct extensive research programs in support of these businesses.

TAX CONSEQUENCES

The Corporation believes the following is an accurate summary of the tax consequences of participation in the Program as of the date of this Prospectus. This summary may not reflect every possible situation that could result from participation in the Program, and, therefore, participants in the Program are advised to consult their own tax advisors.

In general, the amount of cash dividends paid by the Corporation is includable in income even though reinvested under the Program. Under this general rule, the cost basis for federal income tax purposes of any shares acquired through the Program will be the price at which the shares are credited by the Administrator to the account of the participant as described in the section entitled 'Source and Price of Shares'. Brokerage commissions paid by the Corporation on a participant's behalf are treated as distributions subject to income tax in the same manner as dividends. The amounts paid for brokerage commissions are, however, includable in the cost basis of shares purchased. Form 1099 DIV sent to participants and the IRS each year, as required, will show these amounts paid on their behalf.


11




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A participant will generally not realize gain or loss for U.S. federal income tax purposes upon the withdrawal of shares in certificate form from the Program, but will generally realize gain or loss on the sale of shares.

The above rules may not be applicable to certain participants in the Program, such as tax-exempt entities (e.g., pension funds and IRAs) and foreign shareholders. These particular participants should consult their own tax advisors.

In the case of participants in the Program whose dividends are subject to U.S. backup withholding, the Administrator will reinvest dividends less the amount of tax required to be withheld. In the case of foreign shareholders whose dividends are subject to U.S. federal tax withholding, the Administrator will reinvest dividends less the amount of tax required to be withheld. The filing of any documentation required to obtain a reduction in U.S. withholding tax is the responsibility of the shareholder.

USE OF PROCEEDS

At present, we expect the Administrator to continue to purchase Exxon shares for the Program in the open market. As a result, the Corporation will not receive any proceeds. If the Administrator purchases shares directly from the Corporation, the Corporation intends to use any net proceeds for general corporate purposes.

LEGAL MATTERS

Counsel who has passed upon legal matters concerning the Program and the validity of the shares offered by this prospectus is James Earl Parsons, who is regularly employed as Counsel for the Corporation. Mr. Parsons owns and has options to purchase shares of Common Stock and participates in the Program.



                                                                              12




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Exxon Shareholder Investment Program    Prospectus


EXPERTS

The financial statements incorporated in this prospectus by reference to the Exxon Corporation Annual Report on Form 10-K for the year ended December 31, 1996 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

The financial statements similarly incorporated herein by reference to all documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are or will be so incorporated in reliance on the reports of Price Waterhouse LLP, and any other independent accountants, relating to such financial statements and on the authority of such independent accountants as experts in auditing and accounting in giving such reports to the extent that the particular firm has examined such financial statements and consented to the use of their reports thereon.

FOR MORE INFORMATION

The Corporation files annual, quarterly, and current reports, proxy statements, and other information with the Securities and Exchange Commission (the 'SEC'). You can read and copy these materials at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C.; 7 World Trade Center, Suite 1300, New York, New York; and 500 West Madison Street, Suite 1400, Chicago, Illinois. You can also order copies of these materials, on payment of copying fees, by writing to the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549.Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. The Corporation's filings can also be read at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York, on which the Common Stock is listed. The SEC also maintains a web site at http://www.sec.gov that contains materials filed by the Corporation.

Important information about the Corporation and its business and finances is incorporated by reference in this prospectus. This means we disclose that information by referring you to other documents separately filed with the SEC. The information incorporated by reference is part of this prospectus, except for information that is superceded by information in this document.



13




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The SEC filings incorporated by reference are:

1. Annual Report on Form 10-K for the year ended December 31, 1996.

2. Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

3. The description of the Common Stock contained in the Corporation's Registration Statement on Form 10 filed on April 9, 1935, as amended by its Current Report on Form 8-K for the month of May 1970 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 1987.

As long as the Corporation continues to offer the Program, the Corporation also incorporates by reference additional reports, proxy statements, and other documents that the Corporation may file with the SEC after the date of this prospectus under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934.

The Corporation will provide each person to whom this prospectus is delivered with a free copy of any or all of the documents incorporated by reference, except for exhibits to such documents (unless the exhibit is specifically incorporated by reference). You can request copies by calling or writing Exxon Shareholder Services, P.O. Box 8033, Boston, MA 02266-8033, telephone 1-800-252-1800.


[EXXON LOGO]

TOLL-FREE INFORMATION

If you have questions about the Program or need assistance or information about other shareholder matters, call Exxon
Shareholder Services toll-free at:
1-800-252-1800

                                                                    14





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                                                           [EXXON LOGO]
                                                           ---------------------
                                                           P.O. Box 8033
                                                           Boston, MA 02266-8033


                         SHAREHOLDER INVESTMENT PROGRAM
                                   PROPECTUS

The Corporation has not authorized anyone to provide you with information that is different from what is contained in this prospectus. The Program is not available to any person to whom the Corporation may not legally offer it.

The date of this prospectus is ____________, 1997. You should not assume that the information in this prospectus is still accurate as of any later date.

CONTENTS

Exxon Corporation Shareholder Investment Program
    Highlights........................1
    Important Considerations..........3
    Terms of the Program..............3

The Corporation......................11
Tax Consequences.....................11
Use of Proceeds......................12
Legal Matters........................12
Experts..............................13
For More Information.................13

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission Registration Fee.................................   $266,193.18
Printing and Engraving Expenses.....................................................     30,000*
Accountants' Fees and Expenses......................................................      3,000*
Blue Sky Fees and Expenses..........................................................      5,000*
Miscellaneous.......................................................................      5,000*
                                                                                       -----------
     Total..........................................................................   $309,193.18*
                                                                                       -----------
                                                                                       -----------

------------

*  Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Exxon Corporation has no provisions for indemnification of directors or officers in its certificate of incorporation. Article X of the By-Laws of Exxon Corporation provides that it shall indemnify to the full extent permitted by law any director or officer made or threatened to be made a party to any legal action by reason of the fact that such person is or was a director, officer, employee or other corporate agent of Exxon Corporation or any subsidiary or served any other enterprise at the request of Exxon Corporation against expenses, judgments, fines, penalties, excise taxes and amounts paid in settlement. The New Jersey Business Corporation Act provides for the indemnification of directors and officers under certain conditions.

     Exxon Corporation has purchased directors and officers liability insurance coverage from Ancon Insurance Company, Inc., an indirectly wholly-owned subsidiary of Exxon Corporation ('Ancon'), subject to cancellation by Ancon upon 365 days' written notice. In general, such insurance provides coverage up to $100 million for payment on behalf of directors and certain officers of Exxon Corporation of amounts they are legally obligated to pay because of covered risks for which Exxon Corporation is not required or permitted to indemnify them.

ITEM 16. EXHIBITS

     See Index to Exhibits.

ITEM 17. UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided,  however, that the  undertakings set forth  in paragraphs (i) and
     (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant

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     to  section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

          (2) that for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by either registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Exxon Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on the 20th day of May, 1997.

                                          EXXON CORPORATION

                                                  /S/ EDGAR A. ROBINSON
                                           .....................................
                                                   (EDGAR A. ROBINSON)
                                               VICE PRESIDENT AND TREASURER

     Pursuant  to  the  requirements  of  the  Securities  Act  of  1933,   this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                      TITLE                              DATE
------------------------------------------  --------------------------------------------   -------------------
                    *                       Chairman of the Board and Chief Executive         May 20, 1997
 .........................................    Officer (Principal Executive Officer)
             (LEE R. RAYMOND)

                    *                       Director                                          May 20, 1997
 .........................................
           (MICHAEL J. BOSKIN)

                    *                       Director                                          May 20 , 1997
 .........................................
           (D. WAYNE CALLOWAY)

                    *                       Director                                          May 20, 1997
 .........................................
                (JESS HAY)

                    *                       Director                                          May 20, 1997
 .........................................
           (JAMES R. HOUGHTON)

                    *                       Director                                          May 20, 1997
 .........................................
           (WILLIAM R. HOWELL)

                    *                       Director                                          May 20, 1997
 .........................................
          (PHILIP E. LIPPINCOTT)

                    *                       Director                                          May 20, 1997
 .........................................
           (HARRY J. LONGWELL)

                    *                       Director                                          May 20, 1997
 .........................................
         (MARILYN CARLSON NELSON)

                    *                       Director                                          May 20, 1997
 .........................................
           (ROBERT E. WILHELM)

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
                SIGNATURE                                      TITLE                              DATE
------------------------------------------  --------------------------------------------   -------------------
            EDGAR A. ROBINSON               Treasurer (Principal Financial Officer)           May 20, 1997
 .........................................
           (EDGAR A. ROBINSON)

                    *                       Controller (Principal Accounting Officer)         May 20, 1997
 .........................................
               (W. B. COOK)

      *By     /s/ EDGAR A. ROBINSON
 .........................................
           (EDGAR A. ROBINSON)
             ATTORNEY-IN-FACT

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                               INDEX TO EXHIBITS

EXHIBIT NO.                                            DESCRIPTION                                             PAGE
------------  ----------------------------------------------------------------------------------------------   ----

     5        -- Opinion of James Earl Parsons, counsel for Exxon Corporation...............................
   23(a)      -- Consent of James Earl Parsons (included in the opinion filed as Exhibit 5 to this
                Registration Statement).....................................................................
   23(b)      -- Consent of Independent Accountants.........................................................
     24       -- Power of Attorney..........................................................................


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